EXHIBIT 10.3

NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”)
Under
2010 OMNIBUS AWARD PLAN
of
THE WENDY'S COMPANY

______ Shares of Common Stock
THE WENDY'S COMPANY (the “Company”), pursuant to the terms of the Wendy's/Arby's Group, Inc. 2010 Omnibus Award Plan, (the “Plan”), hereby irrevocably grants to ____________________ (the “Optionee”) the right and option (the “Option”) to purchase ______ shares of Common Stock, par value $0.10 per share (the “Common Stock”), of the Company upon and subject to the following terms and conditions:
1.The Option is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended, or its predecessor (the “Code”).

2.____________, 20__ is the date of grant of the Option (“Date of Grant”).

3.The purchase price of the shares of Common Stock subject to the Option shall be $___ per share (the “Exercise Price”), which is the Fair Market Value on the Date of Grant, as determined by the Committee.

4.Subject to the Optionee's continued provision of services to the Company, the Option shall be exercisable in its entirety on or after the third anniversary of the Date of Grant.

Notwithstanding the foregoing, in the event (i) the Optionee's employment or services to the Company and its subsidiaries are terminated (A) as a result of the Optionee's death or (B) due to the Optionee's Disability, or (ii) the Optionee's employment or services to the Company and its subsidiaries are terminated by the Company or its subsidiaries other than for Cause (and other than due to death or Disability) or by the Optionee for Good Reason, in each case within 12 months following a Change in Control, the Option shall be fully (100%) vested and immediately exercisable as of the date of such termination of employment or service.
Also notwithstanding the foregoing, in the event the Optionee's employment or services to the Company and its subsidiaries are terminated by the Company or its subsidiaries other than for Cause (and other than due to death or Disability, or by the Company or its subsidiaries other than for Cause or by Optionee for Good Reason within 12 months following a Change in Control, as described in the preceding paragraph) prior to the date the Option would otherwise vest in accordance with this Section 4, the Option shall vest prorata and become immediately exercisable as of the date of such termination of employment or service, with such proration determined by multiplying the number of shares of Common Stock included in the Option by a fraction, the numerator of which is the number of full calendar months worked by the Optionee since the Date of Grant (with the month in which the Date of Grant occurred being the first month) to the date of termination of employment or service, and the denominator of which is 36.
5.The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the earlier of (a) the tenth anniversary of the Date of Grant (the “Option Period”) and (b) the earliest applicable time set forth below:

(a)in the event the Optionee's employment or service to the Company and its subsidiaries are terminated by the Company or its subsidiaries for Cause, all outstanding Options granted to such Optionee shall immediately terminate and expire;

(b)in the event the Optionee's employment or service to the Company and its subsidiaries are terminated by the Company or its subsidiaries due to death or Disability, each outstanding vested Option shall remain exercisable for one (1) year thereafter (but in no event beyond the expiration of the Option Period); and

(c)in the event of the termination of the Optionee's employment or service for any other reason, after taking into account any accelerated vesting under Section 4, each outstanding unvested Option granted to such Optionee shall immediately terminate and expire, and each outstanding vested Option shall remain exercisable for ninety (90) days thereafter (but in no event beyond the expiration of the Option Period).

6.Options which have become exercisable may be exercised by the Optionee, subject to the provisions of the Plan and of this Agreement, as to all or part of the shares of Common Stock covered hereby, by the giving of written or electronic notice of such exercise to the Company at its principal business office (or telephonic instructions to the extent permitted by the Committee), accompanied by payment of the full purchase price for the shares being purchased. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Optionee has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest; or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

The Company shall cause certificates for the shares so purchased to be delivered to or be registered (and held in book entry form) in the name of the Optionee or the Optionee's executors or adminstrators, against payment of the purchase price, as soon as practicable following the Company's receipt of the notice of exercise.
7.Neither the Optionee nor the Optionee's executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to the Option until such Option is validly exercised.

8.The Option shall not be transferable by the Optionee other than to the Optionee's executors or administrators by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by the Optionee, except as may be otherwise permitted by the Committee in its sole discretion pursuant to the Plan.

9.In the event of the Optionee's death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Optionee's executors or administrators.

10.The terms and conditions of the Option, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Option and the purchase price per share, are subject to adjustment as provided in the Plan, including, without limitation, under Section 12 of the Plan.

11.The Optionee agrees that the obligation of the Company to issue shares upon the exercise of the Option shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

12.Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company's issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation any potential wrongdoing by the Optionee and whether the restatement was the result of negligence or intentional or gross misconduct) and may, in its sole discretion, direct the Company to recover all or a portion of the Option or any gain realized on the vesting or exercise of the Option with respect to any fiscal year in which the Company's financial results are negatively impacted by such restatement. If the Committee directs the Company to recover any such amount from the Optionee, then the Optionee agrees to and shall be required to repay any such amount to the Company within 30 days after the Company demands repayment. In addition, if the Company is required by law to include an additional “clawback” or “forfeiture” provision to outstanding awards, then such clawback or forfeiture provision shall also apply to this award as if it had been included on the date of grant and the Company shall promptly notify the Optionee of such additional provision. In addition, if a court determines that an Optionee has engaged or is engaged in Detrimental Activities: (i) while employed by or providing services to the Company or its subsidiaries, then the Company can cancel the Option or (ii) after the Optionee's employment or service with the Company or its subsidiaries has ceased, then the Optionee, within 30 days after written demand by the Company, shall return the Option or any gain realized on the vesting or exercise of the Option.

13.The Option has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee and which the Optionee acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Any conflict between this Agreement and the terms of a written employment agreement for the Optionee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement may not be amended, altered, suspended, discontinued, cancelled or terminated in any manner that would materially and adversely affect the rights of the Optionee except by a written agreement executed by the Optionee and the Company.

14.By executing this Agreement, the Optionee hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Optionee at any time upon three business days' notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Optionee.

15.An Optionee shall be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under the Option or from any compensation or other amounts owing to a Optionee, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of the Option, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee may, in its sole discretion, permit a Optionee to satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required statutory withholding liability) by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) owned by the Optionee having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Option a number of shares with a Fair Market Value equal to such withholding liability. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Optionee.

16.Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to The Wendy's Company, One Dave Thomas Boulevard, Dublin, Ohio 43017; Attn: Secretary, or any other address designated by the Company in a written notice to the Optionee. Notices to the Optionee will be directed to the address of the Optionee then currently on file with the Company, or at any other address given by the Optionee in a written notice to the Company.

17.If any provision of this Agreement could cause the application of an accelerated or additional tax under Section 409A of the Code upon the vesting or exercise of the Option (or any portion thereof), such provision shall be restructured, to the minimum extent possible, in a manner determined by the Company (and reasonably acceptable to the Optionee) that does not cause such an accelerated or additional tax.

18.This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

19.This Agreement shall be valid, binding and effective upon the Company on the Grant Date. However, the Options contained in this Agreement shall be forfeited by the Optionee and this Agreement shall have no force and effect if it is duly rejected. The Optionee may reject this Agreement and forfeit the Options by notifying the Company or its designee in the manner prescribed by the Company and communicated to the Optionee; provided that such rejections must be received by the Company or its designee no later than the earlier of (i) __________, 20__ and (ii) the date that is immediately prior to the date that the Options first vest pursuant to Section 4 hereof. If this Agreement is rejected on or prior to such date, the Options evidenced by this Agreement shall be forfeited, and neither the Optionee nor the Optionee's heirs, executors, administrators and successors shall have any rights with respect thereto.

20.This grant does not constitute an employment contract. Nothing herein shall confer upon the Optionee the right to continue to serve as a director or officer to, or to continue as an employee or service provider of, the Company or any of its Affiliates for the length of the vesting schedule set forth in Section 4 or for any portion thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by an officer duly authorized thereto as of the ___ day of __________, 20__.

THE WENDY'S COMPANY

By: _____________________________________________
Name:
Title:

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